Exhibit 10.17

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of the 21st day of February, 2013, by and between CABOT II – GA1W13, LLC, a Delaware limited liability company (“Landlord”), and AMENDIA, INC., a Georgia corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into a certain Lease dated as of March 3, 2011 (the “Lease”), pursuant to which Tenant leases certain premises consisting of approximately 48,848 rentable square feet (the “Existing Premises”) in the building commonly known as 1755 West Oak Parkway, Marietta, Georgia (the “Building”);

WHEREAS, Tenant desires to lease an additional 38,400 rentable square feet in the Building as shown on Exhibit A attached hereto (the “Expansion Premises”, which together with the Existing Premises shall be referred to as the “Premises”), and Landlord desires to lease the Expansion Premises to Tenant on the terms set forth herein;

WHEREAS, Tenant’s lease of the Expansion Premises shall commence on May 1, 2013 and expire on May 31, 2022;

WHEREAS, in connection with the lease of the Expansion Premises, the term of the Lease with respect to the Existing Premises shall be extended so that it shall be co-terminus with the Expansion Premises and expire on May, 31, 2022 on the terms set forth herein;

WHEREAS, Landlord and Tenant desire to memorialize their understanding and modify the Lease consistent therewith;

NOW, THEREFORE, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Expansion Premises. Commencing May 1, 2013 (the “Expansion Commencement Date”), the Premises shall hereby be expanded to include the Expansion Premises.

2.    Lease Term. The term of the Lease shall be extended so that it shall expire on May 31, 2022.

3.    Early Occupancy. Tenant shall be permitted to occupy the Expansion Premises to install furniture, fixtures and equipment (including wiring and cabling) and perform the Tenant Work (as hereinafter defined) sixty (60) days prior to the Expansion Commencement Date, provided such occupancy is permitted by applicable governmental authorities. If Tenant shall occupy the Expansion Premises prior to the Expansion Commencement Date, Tenant’s occupancy of the Expansion Premises shall be subject to all of the provisions of this Lease except for the payment of rent. Early occupancy of the Expansion Premises shall not advance the expiration date of this Lease.

4.	Base Rent.

(a)    Expansion Premises Base Rent. Commencing on the Expansion Commencement Date, Tenant hereby agrees to pay to Landlord monthly installments of Base Rent for the Expansion Premises on the first day of each month in advance, without offset, deduction or prior demand as follows:

Time Period	Annual Base Rent		Monthly Base Rent
May 1, 2013 – June 30, 2013	$0.00	*	$0.00	*
July 1, 2013 – November 30, 2013	$158,076.00	**	$13,173.00	**
December 1, 2013 – May 31, 2014	$206,976.00		$17,248.00
June 1, 2014 – May 31, 2015	$210,816.00		$17,568.00.00
June 1, 2015 – May 31, 2016	$214,656.00		$17,888.00
June 1, 2016 – May 31, 2017	$218,496.00		$18,208.00
June 1, 2017 – May 31, 2018	$222,720.00		$18,560.00
June 1, 2018 – May 31, 2019	$226,560.00		$18,880.00
June 1, 2019 – May 31, 2020	$230,784.00		$19,232.00
June 1, 2020 – May 31, 2021	$235,008.00		$19,584.00
June 1, 2021 – May 31, 2022	$239,232.00		$19,936.00

*

During the time period from May 1, 2013 through June 30, 2013, Tenant’s Base Rent for the Expansion Premises shall be fully abated; however, Tenant shall pay all other charges accruing under the Lease for the Expansion Premises during such time period, including, without limitation, Additional Rent.

**

During the time period from July 1, 2013 through November 30, 2013, Tenant’s Base Rent for the Expansion Premises shall be calculated based on a rentable area of 28,400 rentable square feet; however, Tenant shall pay all other charges accruing under the Lease for the entire rentable area of the Expansion Premises during such time period, including, without limitation, Additional Rent.

(b)    Existing Premises (Extended Term) Base Rent. In addition to the Base Rent set forth in the Lease with respect to the Existing Premises, commencing on April 1, 2018, Tenant hereby agrees to pay to Landlord monthly installments of Base Rent for the Existing Premises on the first day of each month in advance, without offset, deduction or prior demand as follows:

Time Period	Annual Base Rent	Monthly Base Rent
April 1, 2018 – March 31, 2019	$241,309.12	$20,109.09
April 1, 2019 – March 31, 2020	$246,193.92	$20,516.16
April 1, 2020 – March 31, 2021	$251,078.72	$20,923.23
April 1, 2021 – May 31, 2022	$255,963.52	$21,330.29

5.    Tenant’s Share. The last sentence of Section 4.05 of the Lease is hereby deleted in its entirety. Commencing on the Expansion Commencement Date, Tenant’s Proportionate Share shall be 100%.

6.    As Is Condition; Tenant’s Work. In connection with this Amendment and the occupancy of the Expansion Premises, Tenant is accepting the Premises, including the Expansion Premises, in “as is” condition, and Landlord shall have no obligation to perform any work or construction to the Premises. Landlord shall deliver all HVAC units serving the Expansion Premises in good working condition and shall warrant such condition for one (1) year from the Expansion Commencement Date. Landlord shall also contribute up to $ 268,800.00 (the “Tenant Improvement Allowance”) toward the cost of the improvements to the Expansion Premises to be performed by Tenant in accordance with the terms and provisions of the Lease (“Tenant’s Work”). Upon Tenant’s presentation to Landlord, no later than April 30, 2014, of customary documentation supporting the charges for completion of such Tenant Work, which documentation is of a scope and detail sufficient to satisfy a commercial construction lender operating in the market area in which the Building is located and which shall include copies of paid invoices from Tenant’s contractor and lien waivers, Landlord shall reimburse Tenant for the cost of the completed Tenant Work, up to the amount of the Tenant Improvement Allowance. Tenant shall not be entitled to a credit for any portion of the Tenant Improvement Allowance not used. Except as otherwise set forth herein, all costs of any Tenant Work in excess of the Tenant Improvement Allowance shall be paid by Tenant promptly when due.

7.    Signage. Tenant, at Tenant’s sole cost and expense, may install signage on the Building’s exterior and on the monument sign located at the entrance to the Property, subject to the provisions of the Lease.

8.    Renewal Option. Line 7 of Section 3.05 of the Lease is hereby amended by deleting the words “six (6) months” and substituting the following therefor: “two hundred seventy (270) days”.

9.    Termination Option. Section 3.06 of the Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall have the one-time conditional right (the “Termination Right”) to terminate this Lease effective on July 31, 2017 (the “Termination Effective Date”), upon Tenant’s strict and complete satisfaction of the all of the following conditions precedent: (a) Tenant shall have delivered to Landlord, not later than January 31, 2017, a written notice (the “Termination Notice”) stating that Tenant elects to exercise this Termination Right and; (b) Tenant shall have paid to Landlord, simultaneously with delivery of its Termination Notice, a termination fee (the “Termination Fee”) equal to the sum of (i) the then unamortized value of the tenant improvements and unamortized brokerage commissions incurred by Landlord in connection with the First Amendment to Lease at 9%, which totals $361,835.52. If Tenant timely delivers the Termination Notice and timely pays the Termination Fee, and further provided Tenant is not in default under this Lease and that no event or condition exists which with notice and the expiration of any grace period would constitute an event of default under this Lease either on the date of Tenant’s delivery of the Termination Notice or on the Termination Effective Date, then this Lease will be terminated effective on the Termination Effective Date. Time is of the essence with respect to the provisions of this Section.”

10.    Security Deposit. The last line of Section 17.16 of the Lease is hereby amended by deleting the words “additional $19,666.66” and substituting the following therefor: “additional $1,185.16”.

11.    Brokers. Each party represents and warrants that it has dealt with no broker, agent, or other person other than Resource Real Estate Partners LLC and The Windsor Realty Group (the “Brokers”), in connection with this transaction and that no broker, agent or other person, other than the Brokers, brought about this transaction and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of the Lease.

12.    No Other Amendments. In all other respects, the terms and provisions of the Lease are ratified and reaffirmed hereby, are incorporated herein by this reference and shall be binding upon the parties to this Amendment.

13.    Definitions. All capitalized terms used and not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

14.    Conflicts. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment shall be resolved in favor of the terms and provisions of this Amendment.

15.    Execution. The submission of this Amendment shall not constitute an offer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. Tenant represents and warrants for itself that all requisite organizational action has been taken in connection with this transaction, and the individuals signing this Amendment on behalf of Tenant represent and warrant that they have been duly authorized to bind the Tenant by their signatures.

16.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Additionally, telecopied signatures may be used in place of original signatures on this Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, under seal, in multiple copies, each to be considered an original hereof, as of the day and year first above written.

LANDLORD:

CABOT II – GA1W13, LLC,

a Delaware limited liability company

By:	Cabot Industrial Value Fund II Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

By:	/s/ Janine M. Cobb
Name: Janine M. Cobb
Title: Senior Vice President

TENANT:
AMENDIA, INC.,
a Georgia corporation
By:	/s/ Tim B Lusby
Name: Tim B Lusby
Title: President of Operations